CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Aquila Three Peaks High Income Fund (formerly Prime Cash Fund) and to the use of our report dated February 16, 2006 on the financial statements and financial highlights of the Prime Cash Fund. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                            TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 31, 2006